UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	65-0656268
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane Chandler, AZ	85224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 961-8800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Effective January 31, 2008, Michael S. Browne resigned as Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) of ProLink Holdings Corp. (the “Company”) in order to pursue other opportunities. Mr. Browne’s resignation was in no way related to or in connection with any disagreement or dispute with the Company’s management. Mr. Andrew Rhea will continue as the Company’s Vice President – Finance and will continue to be responsible for preparation of the Company’s financial statements and Mr. Gerard Johnson will continue to fill the role of Vice President – Operations. Both Mr. Rhea and Mr. Johnson will report to Danny Lam, President of the Company. Until a new CFO is appointed, Lawrence D. Bain will act as CFO and will make all executive financial decisions and will sign all certifications required to be filed in his capacity as CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: February 5, 2008

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer